Exhibit 5.2

[On letterhead of Bradley Arant Boult Cummings LLP]

November 12, 2014

Walter Energy, Inc.

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

Ladies and Gentlemen:

We have acted as local counsel for Walter Energy, Inc., a Delaware corporation (the “Company”), and Blue Creek Coal Sales, Inc., Jim Walter Resources, Inc., Taft Coal Sales & Associates, Inc., and Tuscaloosa Resources, Inc., which are each Alabama corporations and subsidiaries of the Company (the “Alabama Guarantors”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed on the date hereof by the Company and the guarantors named therein (the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (ii)  shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iii) debt securities of the Company, which may be either senior, senior subordinated or subordinated (the “Debt Securities”); (iv) guarantees of the Guarantors to be issued in connection with the Debt Securities (the “Guarantees”); (v) warrants to purchase Debt Securities (the “Debt Security Warrants”), Preferred Stock (the “Preferred Stock Warrants”) or Common Stock (the “Common Stock Warrants”) (collectively, the “Warrants”); (vi) receipts representing interests in fractions or multiples of depositary shares of Preferred Stock (the “Depositary Shares”); (vii) units of the Company, consisting of any combination of two or more of the securities being registered pursuant to the Registration Statement (the “Units”); (viii)  stock purchase contracts obligating holders to purchase and the Company to sell a specified number of shares of Common Stock at a future date or dates (the “Stock Purchase Contracts”); and (ix) Debt Securities and Guarantees, Preferred Stock and Common Stock that may be issued upon exercise of Warrants. The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Warrants, the Depositary Shares, the Units and the Stock Purchase Contracts are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act with an aggregate initial offering price of all Securities issued not to exceed not to exceed $2,500,000,000, subject to there being a sufficient number of shares of common stock and preferred stock authorized under the Company’s amended and restated certificate of incorporation that have not been issued or reserved for issuance.

The Debt Securities will be issued under an Indenture to be in the form attached as Exhibit 4.1 to the Registration Statement (the “Indenture”) to be entered into between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”), and the Guarantees will be issued under, or in connection with an issuance of Debt Securities under, or pursuant to the Indenture.

We have examined the Registration Statement in the form in which it will be filed with the Commission.  We have also reviewed such matters of law, made such other investigations and examined original, certified, conformed, photographic or electronic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.  The documents so reviewed have included the originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation and bylaws (collectively, the “Organizational Documents”) of each of the Alabama Guarantors.  As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements, certificates and representations of the Company and its subsidiaries and their officers and other representatives and of public officials, including the facts and conclusions set forth therein, and we have assumed that the facts and circumstances contained in such statements, certificates and representations are true and complete and have not changed since the dates thereof.

For purposes of the opinions expressed herein, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, the authenticity of the originals of such latter documents and the absence of duress, fraud, or mutual mistake of material facts on the part of the parties to any agreement with respect to which an opinion is expressed herein. We also have assumed that (1) the Indenture will be the valid and legally binding obligation of the Trustee and the Company and, to the extent made a party thereto, will be a valid and legally binding obligation of the Guarantors at the time of issuance of the related Guarantees; (2) at the time of execution, countersignature, issuance and delivery of any Debt Security Warrants, the related debt security warrant agreement will be the valid and legally binding obligation of each party thereto at the time of issuance of the Guarantees; and (3) at the time of execution, issuance and delivery of any Units, the related unit agreement will be the valid and legally binding obligation of each party thereto at the time of issuance of any related Guarantees.

The opinions expressed herein are limited to the laws of the State of Alabama, and we express no opinion as to the laws of any other jurisdiction (including the federal laws of the United States of America), or the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Alabama, or the effect any such laws may have on the matters set forth herein, nor do we express any opinion as to the validity, enforceability or scope of, or limitations on, any provision relating to rights to indemnification or contribution.  No opinions are expressed herein as to matters governed by laws pertaining to any of the Alabama Guarantors solely because of business activities of such entities which are not applicable to business corporations generally.  The opinions expressed herein are limited to the matters stated

herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1.                                      Each of the Alabama Guarantors is a corporation validly existing and in good standing under the laws of Alabama.

2.                                      The Alabama Guarantors have the corporate power and authority to guarantee the payment of the principal and premium, if any, of and interest on any Debt Securities issued under the Indenture.

3.                                      Except as contemplated by clause (d) of paragraph 4 below, no governmental approval by any governmental authority of the State of Alabama is required to authorize, or is required for, the issuance by the Alabama Guarantors of their respective Guarantees.

4.                                      With respect to the Guarantees to be issued by each of the Alabama Guarantors in connection with the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees to be issued by the Alabama Guarantors and related matters by the shareholders, the board of directors (or a duly constituted and acting committee of such board), or the duly authorized officers of each Alabama Guarantor, in conformity with the Organizational Documents of each applicable Alabama Guarantor, each as amended through such time, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying the Guarantees, upon the payment of consideration therefor provided for in the applicable definitive purchase agreement, underwriting or similar agreement approved by such shareholders, board, committee or authorized officers and otherwise in accordance with the provisions of the Indenture and such agreement all in accordance with the terms of the Indenture, (c) the due execution and delivery of the agreements and instruments evidencing the Guarantees by each applicable Alabama Guarantor and each other party thereto, and (d) all applicable provisions of “blue sky” laws will have been complied with, the Guarantees to which the Alabama Guarantors will be parties will be duly authorized, and validly executed and issued.

The opinions expressed in numbered paragraph 1 above with respect to the existence and good standing of each of the Alabama Guarantors are based solely on (i) the certificates of existence obtained from the Secretary of State of Alabama and (ii) the certificates of good standing obtained from the Alabama Department of Revenue.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any of the Guarantees:

(a)                                 the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective under the Securities Act, such effectiveness shall not have been terminated or rescinded, and such Registration Statement will comply with all applicable laws;

(b)                                 a prospectus supplement (a “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Guarantees and the Debt Securities and other Securities to which they relate and will comply with all applicable laws;

(c)                                  such Guarantees and the Debt Securities and other Securities to which they relate will be issued and sold in compliance with all applicable federal and state securities laws and solely in the manner stated in the Registration Statement and in the applicable Prospectus Supplement and there will not have occurred any change in law affecting any of the opinions rendered herein;

(d)                                 none of the terms of any such Guarantees and the Debt Securities and other Securities to which they relate to be established subsequent to the date hereof, nor the issuance and delivery of such Guarantees and the Debt Securities and other Securities to which they relate, nor the compliance by the Company, if applicable, with the terms of such Guarantees and the Debt Securities and other Securities to which they relate will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any of the Alabama Guarantors, or any restriction imposed by any court or governmental body having jurisdiction over the Company or any of the Alabama Guarantors;

(e)                                  the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not heretofore filed); and

(f)                                   in the case of an indenture or supplement thereto, or any related agreement or instrument pursuant to which any Securities, including the Guarantees, are to be issued, there shall be no terms or provisions contained therein which would affect any of the opinions rendered herein.

We express no opinion as to matters governed by any laws other than the laws of the State of Alabama.  Our opinions are subject to (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

Our opinions are furnished solely with regard to the Registration Statement pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, may be relied upon by you and by persons entitled to rely upon them pursuant to the applicable provisions of the Securities Act but, except as set forth in the next paragraph, may not otherwise be used, quoted or referred to by or filed with any other person or entity without our prior written permission.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.  We consent to the reliance on this opinion by Simpson Thacher & Bartlett LLP for purposes of their opinion to you dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.

Yours very truly,

/s/ Bradley Arant Boult Cummings LLP